UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)      May 2, 2000
                                                       -------------------



                                  TRITON ENERGY LIMITED
                               ------------------------
             (Exact name of registrant as specified in its charter)



           Cayman  Islands               1-11675                   None
   -----------------------------     ----------------       --------------------
   (State or other jurisdiction of   (Commission            (IRS  Employer
          incorporation)             File  Number)          Identification  No.)


          Caledonian  House,  Jennett  Street
                  P.O.Box  1043
                  George  Town
          Grand  Cayman,  Cayman  Islands                          NA
       --------------------------------------                   ---------
    (Address  of  principal  executive  offices)               (Zip  Code)



  Registrant's telephone number, including area code        (345) 949-0050
                                                     --------------------------




                                       N/A
          (Former name or former address, if changed since last report)



ITEM  5.    OTHER  EVENTS.

     On May 2, 2000, Triton Energy Limited (the "Company") issued a press release reporting financial results for the quarter ended March 31, 2000. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K.

     In April 2000, a lawsuit was filed in the High Court of Malaya at Kuala Lumpur against Carigali-Triton Operating Company Sdn. Bhd. ("CTOC"), the Malaysia-Thailand Joint Authority and Technip Geoproduction (M) Sdn. Bhd. ("Technip") by Pertiwi Ulung Sdn. Bhd. ("Pertiwi"). CTOC is the operating company owned by Petronas Carigali (JDA) Sdn. Bhd., a subsidiary of the Malaysian national oil company, the Company and BP to operate their interest in Block A-18 of the Malaysia-Thailand Joint Development Area in the Gulf of Thailand. The lawsuit relates to the award by CTOC of the engineering, procurement and construction ("EPC") contract to a consortium of companies, including Technip, for the Cakerawala Field gas-development project. Pertiwi allegedly was to be a subcontractor for a consortium that was an unsuccessful bidder for the EPC contract. In this lawsuit, Pertiwi alleges, among other things, irregularities in the bidding process that favored the Technip consortium, and seeks an order from the court to have the award of the EPC contract to Technip set aside, to force CTOC to conduct a new bidding process among the four final bidders and the award of an unspecified amount of damages. CTOC believes it acted appropriately in the conduct of the bid process and intends to defend this lawsuit vigorously.


ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  No.                Description
-----------                 -----------

99.1                        Press  Release  dated  May  2, 2000.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         TRITON  ENERGY  LIMITED



Date:  May  3,  2000                    By:  /s/W.  Greg  Dunlevy
                                             ----------------------------
                                             W. Greg Dunlevy, Vice President,
                                                Finance  and Treasurer